THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

EMPOWERED PRODUCTS, INC.

SENIOR SECURED PROMISSORY NOTE

$500,000.00	Las Vegas, Nevada
Dated as of May 31, 2011

Empowered Products, Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to New Kaiser Limited, or its registered assigns (the “Holder”), the sum of Five Hundred Thousand Dollars ($500,000.00) on the terms and conditions set forth in this Senior Secured Promissory Note (the “Note”).  Payment for all amounts due hereunder shall be made by mail to the registered address of Holder specified on the signature page of this Note.  The performance of the obligations of the Company hereunder is secured in accordance with the terms of a Security Agreement of even date herewith and all other present and future security agreements between the Company and Holder.

The following is a statement of the rights of Holder of this Note and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           Due Date.  The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable (the “Due Date”) on the earliest to occur of:  (i) July 31, 2011; (ii) within three (3) business days after the closing of a reverse merger transaction with On Time Filings, Inc., a Nevada corporation (the “Merger”) pursuant to a merger agreement by and between the Company and On Time Filings, Inc. (the “Merger Agreement”); (iii) thirty days following the termination of the duly executed Merger Agreement pursuant to the terms of the Merger Agreement; and (iv) when declared due and payable by Holder upon the occurrence of an Event of Default (as defined below).

2.           Interest.  The Company shall pay interest at the rate of the lower of (i) 10 percent per annum; or (ii) the maximum allowable rate under applicable laws (such rate, the “Interest Rate”) on the principal of this Note outstanding during the period beginning on the date of this Note and ending on the date that the principal amount of this Note is repaid in full.  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  Interest accruing on this Note shall be due and payable at the Due Date.  The Company shall pay the interest due on this Note by delivering to Holder cash.  All payments hereunder are to be applied first to reasonable costs and fees referred to herein, second to the payment of accrued interest, and the remaining balance to the payment of principal.

3.           Events of Default.  If any of the following events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

Empowered Products, Inc. Senior Secured Promissory Note	May 31, 2011

(a)           Default in the payment of the principal or unpaid accrued interest of this Note when due and payable which is not cured within ten (10) days following the Holder’s delivery of written notice thereof;

(b)           A material breach of any representation, warranty, or covenant under this Note, which failure or default is not cured within ten (10) days after the Holder has given the Company written notice thereof;

(c)           The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

(d)           If, within sixty (60) calendar days after the commencement of an action against the Company, without the consent or acquiescence of the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) calendar days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(e)           If a judgment or judgments or order for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Company and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal (even if not fully covered by insurance) or unless such judgment is fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing; or

(f)           Any material breach of the Security Agreement between the parties of even date herewith which is not cured within fifteen (15) days following the Holder’s delivery of written notice thereof.

4.           Holder’s Rights Upon Event of Default.  Upon the occurrence and continuance of any Event of Default, Holder in its sole and absolute discretion shall have the right to:

                            (i)           declare all unpaid interest and principal immediately due and payable and exercise all other legal rights in connection therewith, without presentment, demand, or protest, all of which are hereby expressly waived; or

Empowered Products, Inc. Senior Secured Promissory Note	May 31, 2011

                           (ii)           in case any one or more Events of Default shall occur and be continuing and acceleration of the Note or any other indebtedness of the Company to Holder shall have occurred, Holder may, among other things, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon Holder hereby shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5.           Prepayment.  The Company may not (without prior written approval of Holder) at any time prepay in whole or in part, the principal sum, plus accrued interest to date of such prepayment, of this Note.

            6.           Information Rights.  So long as the Note is outstanding, the Company shall deliver to Holder a copy of the unaudited annual and quarterly financial statements for the Company, as well as a certification from the Company’s chief financial officer or chief executive officer attesting to the fact that such statements are materially true and accurate, no later than ninety (90) calendar days after the end of any year end after the date of this Note and sixty (60) calendar days after the end of quarter after the date of this Note, respectively, and in the same time frame, make its management available to Holder for a discussion of the Company’s financial results and performance.

7.           Representations and Warranties.  The Company hereby represents and warrants:

(a)           Due Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is in no violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Note or the Security Agreement (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the Company’s knowledge no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Empowered Products, Inc. Senior Secured Promissory Note	May 31, 2011

(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Note and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(d)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(e)           Merger.  The Company will enter into a definitive Merger Agreement for the Merger within thirty (30) calendar days of the date of this Note.

9.           Holder Representation.  Holder confirms that it has been given sufficient access to information regarding the Company and in connection with its decision to receive the Note, including the opportunity to ask questions of, and receive answers from, persons acting on behalf of Company and concerning Company’s financial affairs, prospects and condition.

10.         Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder, which consent may not be unreasonably withheld, delayed, or denied.

11.         Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

12.         Waiver of Notice.  The Company expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of the Company.  No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Empowered Products, Inc. Senior Secured Promissory Note	May 31, 2011

               13.          Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized courier service or mailed by registered or certified mail, postage prepaid, to the respective addresses of the parties as set forth on the signature page hereof or if sent by facsimile to the respective facsimile numbers of the parties set forth on the signature page hereof.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given and received when personally delivered or 3 business days after deposited in the mail or one business day after sent by courier or upon confirmation of facsimile delivery in the manner set forth above.

14.         No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby.

15.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

16.         Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

17.         Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

18.         Attorney’s and Collection Fees.  Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in any bankruptcy, receivership or other court proceedings, or this Note be placed in the hand of attorneys for collection, the Company agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by Holder in collecting or enforcing this Note.

Empowered Products, Inc. Senior Secured Promissory Note	May 31, 2011

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

EMPOWERED PRODUCTS, INC.
a Nevada corporation

By	/s/ Scott Fraser
Name:	Scott Fraser
Its:	President

Address:

For an on Behalf of NEW KAISER LIMITED

By Director
Yeliang Limited

/s/ [illegible signature]

Empowered Products, Inc. Senior Secured Promissory Note	May 31, 2011